SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 26, 2004
                                                --------------------------------


                                Delta Mills, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                             ---------------------
                 (State of Other Jurisdiction of Incorporation)

     333-376-17                                          13-2677657
-----------------------                              ------------------
(Commission File Number)                       (IRS Employer Identification No.)

P.O. Box 6126, 100 Augusta Street, Greenville, South Carolina           29606
-------------------------------------------------------------          --------
         (Address of Principal Executive Offices)                     (Zip Code)

                                 (864) 255-4122
                                 --------------
               (Registrant's Telephone Number Including Area Code)

                                 Not Applicable
                      ----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 5.  Other Events.

Delta Mills, Inc., a wholly-owned subsidiary of Delta Woodside Industries, Inc., has appointed Mr. Patrick Danahy to the position of Vice President of Quality Assurance for Delta Mills, reporting to W. F. Garrett, President and CEO of Delta Mills, Inc. and Delta Woodside Industries, Inc. Mr. Danahy is currently a director of Delta Woodside Industries, Inc. and serves on the Compensation, Compensation Grants and Audit Committees of the Delta Woodside Industries, Inc. Board of Directors. Mr. Danahy will retain his seat as a director of Delta Woodside Industries, Inc. but will resign his committee assignments. Mr. Michael Harmon, a director of Delta Woodside Industries, Inc., will replace Mr. Danahy on all three committees.

Mr. Garrett commented "Pat Danahy is currently serving as a director and brings a wealth of knowledge in the manufacturing arena, specifically in the area of quality and yield performance. This move is in line with our strategy to position the company to be more competitive as 2005 approaches."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DELTA MILLS, INC.


Date:  March 26, 2004                /s/ W. H. Hardman, Jr.
                                     -------------------------------------------
                                     W.H. Hardman, Jr.
                                     Vice President and Secretary